Exhibit 3.1

Form 201 (Revised 12/21) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 Filing Fee: $300	Certificate of Formation For-Profit Corporation	This space reserved for office use.

Article 1 - Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

PBT LAND AND MINERALS, INC.

The name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation of one of these terms.

Article 2 - Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☑	A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Cogency Global Inc.

OR

☐	B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C.	The business address of the registered agent and the registered office address is:

1601 Elm Street, Suite 4360	Dallas	TX	75201
Street Address	City	State	Zip Code

Article 3 - Directors

(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

Eric	L.	Oliver
First Name	M.I.	Last Name		Suffix

400 Pine Street, Suite 1010	Abilene	TX	79601	USA
Street or Mailing Address	City	State	Zip Code	Country

Form 201

Director 2

Kline		Oliver
First Name	M.I.	Last Name			Suffix

400 Pine Street, Suite 1010	Abilene		TX	79601	USA
Street or Mailing Address	City		State	Zip Code	Country

Director 3

First Name	M.I.	Last Name			Suffix

Street or Mailing Address	City		State	Zip Code	Country

Article 4 - Authorized Shares

(Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is:	1,000

☑	A. The par value of each of the authorized shares is:	$0.01

OR

☐	B. The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5- Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Initial Mailing Address

(Provide the mailing address to which state franchise tax correspondence should be sent.)

c/o SoftVest Advisors, LLC, 400 Pine Street, Suite 1010	Abilene	TX	79601	USA
Mailing Address	City	State	Zip Code	Country

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Pursuant to Section 21.607 of the TBOC, the Corporation elects not to be governed by the restrictions on business combinations set forth in Subchapter M of Chapter 21 of the TBOC (including, without limitation, the special voting requirements applicable to business combinations with affiliated shareholders). Accordingly, the provisions of Section 21.606 of the TBOC and all related sections of Subchapter M of Chapter 21 of the TBOC shall not apply to the Corporation, its shareholders, or any business combination involving the Corporation.

Form 201

Organizer

The name and address of the organizer:

Terrence G.Boyle

Name

c/o Paul Hastings LLP, 200 Park Avenue	New York	NY	10166
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A.	☑	This document becomes effective when the document is filed by the secretary of state.

B.	☐	This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: _________________________________________

C.	☐	This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	06/18/2026

/s/ Terrence G. Boyle
Signature of organizer

Terrence G. Boyle
Printed or typed name of organizer

Form 201

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